EXHIBIT 10.4

YACHT CLUB

06 — 087.B.5

DOCKAGE AGREEMENT

1. PARTIES:

This Dockage Agreement is made this, the 29th day of December, 1992, by and between the Greenville Yacht Club, a Mississippi corporation (hereinafter “Yacht Club”) and Cotton Club of Greenville, Inc., a Mississippi corporation (hereinafter “Cotton Club”).

WITNESSETH:

2. AMENDMENT OF OPTION:

Yacht Club has previously entered into a written Option agreement with Matt Walker, being the same person as Matthew B. Walker, dated October 9, 1992. For and in consideration of the sum of $10.00 cash in hand paid to Yacht Club by said Matthew B. Walker, as agent for his principal, Cotton Club of Greenville, Inc., a Mississippi corporation, and the mutual promises, obligations and undertakings hereinafter set forth, receipt and sufficiency of all of which is hereby acknowledged by the parties hereto, said Option is hereby amended as follows: (a) to substitute as the optionee named therein Cotton Club of Greenville, Inc., granting to said corporation all of the rights as optionee thereunder to the same full extent as if said corporation, instead of Walker, had been originally named therein as optionee; and (b) to substitute this Dockage Agreement for the similar agreement originally attached as Exhibit “A” to said Option. In the event that said Option is exercised by Cotton Club of Greenville, Inc., this Dockage Agreement shall constitute Exhibit “A” thereto and shall constitute the sole and entire agreement between the parties, and the prior similar agreement originally attached as Exhibit “A” to the option is hereby declared null, void and of no further effect whatsoever.

3.  INCEPTION AND TERMINATION:

(a) This Dockage Agreement shall become effective upon exercise by Cotton Club of the above mentioned Option (the “inception date”); subject, however, to Cotton Club having the right to terminate this Agreement at any time during the first year of the initial term of this Agreement if it is not duly licensed during said year to operate a riverboat gaming casino at the location contemplated by this Agreement and does not otherwise receive all necessary authorizations from the Mississippi Tax Commission and/or the Mississippi Gaming Commission to operate such a casino. Provided, however, that in the event of such termination Cotton Club shall nevertheless be unconditionally obligated to pay to Yacht Club the first year’s dockage fee of $300,000.00, as hereinafter provided, and such payment will fully discharge all of its obligations for payment of any dockage fees under this Agreement. Cotton Club covenants and agrees to exercise due diligence in obtaining and maintaining such license and authority.

(b) Further, Cotton Club may terminate this Agreement, without cause, at any time during the second year or any subsequent year of the initial term, or at any time during any year of any option term hereof which has come into existence by virtue of exercise of such option by Cotton Club, by giving written notice of termination to Yacht Club prior to midnight on December 31 of any such year, whereupon this Agreement will be thereby terminated, effective immediately upon the giving of such notice; provided, however, that in event of such termination by Cotton Club it will nevertheless be unconditionally obligated to pay to Yacht Club the full dockage fee for the next succeeding year, and such payment will fully discharge all of its obligations for payment of any dockage fees under this Agreement.

4. DOCKAGE RIGHTS OF COTTON CLUB:

Yacht Club does hereby grant to Cotton Club the right to tie up, at Yacht Club’s dock, subject to the terms hereafter stated, a vessel or vessels, owned/operated/chartered by Cotton Club. The precise location of such dockage, and the specific configuration of dock barges, gangways, cables, anchors, etc., is to be agreed upon by the parties. The general location of Cotton Club’s vessel shall be the southernmost end of the waterfront leased by Yacht Club from the City of Greenville. The general configuration shall be such that both Yacht Club’s vessel and Cotton Club’s vessel will be parallel to each other and perpendicular to the bank of Lake Ferguson.

Yacht Club’s grant to Cotton Club of the right to dock its vessel(s) is made with disclaimer of all warranties, express or implied, of whatsoever kind, nature or character, associated with Yacht Club’s facilities/premises. In particular, Yacht Club does not warrant the suitability, fitness, habitability or seaworthiness of the existing vessels or premises to which Cotton Club’s vessel(s) will be docked.

5. NO BAILMENT CREATED:

It is expressly understood that the dockage of Cotton Club’s vessels to and on Yacht Club premises/facilities does not create the existence of a bailor/bailee relationship between Cotton Club and Yacht Club. The parties agree that since Cotton Club’s vessel(s) will not be delivered to Yacht Club as that term is understood in maritime law, then no maritime presumptions of fault, etc., will arise in Cotton Club’s favor should Cotton Club’s vessels sustain damage while docked pursuant to this Agreement. However, Cotton Club’s failure to timely pay rents or commission of any tortious act which causes damage to Yacht Club (or any of its members or guests) by any Cotton Club vessel will give rise to a maritime lien in favor of Yacht Club (or the member or guest so injured) against the offending vessel.

It is specifically agreed that Cotton Club will have sole and exclusive responsibility for maintaining the care, custody and control of the vessel(s) which Cotton Club ties to the vessel(s) owned and premises maintained by Yacht Club. Cotton Club’s duty in this regard will include, but not be limited to, the duty to select fit and proper links/cables/mooring devices to insure that such vessel(s) are securely and safely docked, to periodically inspect said lines/cables/etc. to insure that they remain fit and of proper adjustment, and to periodically inspect its vessel(s) to insure that it remains seaworthy in all respects during the term of this agreement.

The responsibility of Cotton Club, delineated herein, for maintaining the care, custody and control of its vessel(s) and the common areas shall not include any duty or responsibility on its part to inspect, maintain or otherwise secure in any way the vessel(s) and premises under the exclusive control of Yacht Club. Yacht Club’s commission of any tortious act which causes damage to Cotton Club’s vessel(s) (or to any of its business invitees, members or guests) will give rise to a maritime lien in favor of Cotton Club (or to the invitee, member or guest so injured) against the offending vessel.

Cotton Club agrees that it will hold and keep Yacht Club, its employees and agents, harmless and will indemnify Yacht Club from any and all liability or claims for damages on account of destruction, loss or damage to any of Yacht Club’s property or on account of injury or death to any person whomsoever, including but not limited to members, guests, employees and business invitees of Yacht Club, but only to the extent that such liability is attributable to the acts or omissions (negligent or otherwise) of Cotton Club or its employees or agents.

6. TERM:

The initial term of this agreement is five (5) years. This term shall commence on the inception date, as provided in Section 3 above, and shall end sixty (60) months thereafter.

Yacht Club grants unto Cotton Club one five (5) year option term to begin upon the expiration of the initial term, an additional five (5) year option term to begin upon the expiration of the first option term, and a third option term to begin upon the expiration of the second option term and expire upon August 31, 2010. Provided that Cotton Club has exercised all prior option terms, if any, and is then in compliance with all terms of this agreement, Cotton Club may exercise the next option term, if any, by notifying Yacht Club in writing, not less than ninety (90) days prior to the expiration of the then current term of this Agreement of its intent to so exercise the next option term.

7. DOCKAGE FEES:

During the initial five (5) year term this Agreement, Cotton Club agrees to pay Yacht Club an annual dockage fee of Three Hundred Thousand Dollars ($300,000.00) payable as follows: The cash sum of $50,000.00 has been previously paid for and on behalf of Cotton Club upon the execution of the option dated October 9, 1992, for the moorage rights granted herein, the receipt and sufficiency of which is hereby acknowledged by Yacht Club; and the balance of $250,000.00 shall be paid in three (3) equal (more or less) installments on January 9, 1993, April 1, 1993, and July 1, 1993, in accordance with the terms and conditions of the promissory notes attached hereto as Exhibits “A”, “B” and “C”. Subject to the provisions of Section 3 above, with respect to termination, each successive annual payment will be due in advance on a yearly basis on the anniversary of the inception date of this Agreement and continue throughout the term of this Agreement and any extensions thereof. The annual dockage fees during the option terms, if any, shall be as follows: During the first option term — $330,000.00 per annum; during the second option term — $360,000.00 per annum; during the final and third option term — $390,000.00 per annum, prorated on a daily basis for any year of that term less than 365 days.

8. FEES MUST BE PAID IN A TIMELY FASHION:

Cotton Club promises to pay fees in a timely fashion and such promise is a material term of this Agreement. The parties agree that time is of the essence with respect to this promise on Cotton Club’s part and any failure on Cotton Club’s part to timely pay would constitute a material breach of contract. The burden of proof of payment of dockage fees, in case of controversy, shall be upon Cotton Club.

9.  EXCLUSIVITY PROVISIONS:

Yacht Club further agrees that so long as Cotton Club is not in default of this Agreement, it will not allow any other vessel which is primarily engaged in the business of gaming to tie up at its dock or otherwise occupy any waterfront space in which Yacht Club has any rights, title or interest. Cotton Club agrees that so long as it, or any of its successors, continues to operate, or continues to have an interest in, the gaming casino contemplated by this Agreement, neither Cotton Club nor any such successor to Cotton Club will negotiate for or enter into any agreement for dockage of any vessel to be used for gaming purposes at any other location in the Greenville, Mississippi area; provided, however, during the third option term of this Agreement Cotton Club or its successor or successors shall not be restricted from negotiating or entering into any agreement for dockage of a gaming vessel on Lake Ferguson.

10. WARRANTIES BY THE PARTIES:

(A) Cotton Club

Cotton Club warrants that any vessel that it docks (or causes to be tied) to any vessel owned by Yacht Club will be, at all times during this Agreement:

(1) In full compliance with any requirements imposed by the United States Coast Guard for vessels in like service.

(2) Seaworthy in all respects.

(3) Secured/tied/anchored in a way not to cause damage or instability to Yacht Club’s vessel itself or any other vessel lawfully moored to the Yacht Club.

(4) Properly lit and marked so as not to pose a risk of collision to vessels navigating Lake Ferguson.

(5) Equipped with safe means of ingress and egress.

(6) Cotton Club is a duly authorized and existing corporation, qualified to do business in the State of Mississippi with full right and authority to enter into this Agreement, and each person signing on behalf of Cotton Club is authorized to do so.

(7) Any conveyance by Cotton Club of all or substantially all of the assets of the corporation will be subject to the prior written approval of Yacht Club, provided, however, that such approval will not be unreasonably withheld.

(B) Yacht Club

Yacht Club warrants that:

(1) For so long as Cotton Club is not in default under this Agreement, Cotton Club shall and may peaceably possess and enjoy all of the benefits of this Agreement for the initial term, and for any option term(s), without any interruption or disturbance, and Yacht Club will defend Cotton Club in the peaceful and quiet enjoyment of said benefits and rights granted herein against all persons (excluding requirements imposed on Cotton Club by any governmental regulatory agency or entity).

(2) The lease between Yacht Club and the City of Greenville, Mississippi, dated October 6, 1987, is in full force and effect, Yacht Club is not in default of any terms or conditions therein, and Yacht Club shall continue to observe and perform each and every term and condition of that lease. Yacht Club shall not do or permit any act, condition or thing to occur that would or may constitute a default under that lease. Yacht Club shall do all things at its sole expense to extend the term of that lease to equal the term of this Agreement, including any option terms pursuant to Section 6 above.

(3) The agreement between Yacht Club and International Gaming Management, Inc. has terminated and is void, neither International Gaming Management, Inc. nor any other persons or entity has any rights, claim or interest in, under or to any agreement with Yacht Club for dockage of a vessel similar to Cotton Club’s and Yacht Club is fully empowered to grant, convey and allow Cotton Club to use the dockage space which is the subject of this Agreement.

(4) Yacht Club shall cooperate with Cotton Club in permitting Cotton Club, together with its patrons, customers, employees, agents and others authorized to board its vessel, to have safe and convenient ingress to and egress from that vessel and Yacht Club shall neither interfere, nor permit any interference, with such ingress and egress. This provision is subject to the related provisions of Section 32 below.

(5) Yacht Club is a duly-authorized and existing corporation, qualified to do business in the State of Mississippi, with full right and authority to enter into this Agreement, and each person signing on behalf of Yacht Club is authorized to do so.

11. PROTECTION FROM VIOLATIONS:

Each party covenants that it shall save and hold the other harmless from any violations by it or its agents of: laws of the United States; administrative regulations promulgated by agencies of the United States; laws of the State of Mississippi; and applicable county and municipal ordinances and laws.

Both Yacht Club and Cotton Club covenant that they shall commit no act or omission which would constitute a violation of Yacht Club’s lease agreement with the City of Greenville.

12. PERMITS, LICENSES, ETC.:

Should it be necessary to obtain any permits, or modifications or changes in any existing permits from the U.S. Army Corps of Engineers, Coast Guard, or any other governmental agency, or to obtain any licenses from any governmental agency, in order to effectuate, in a lawful manner, the dockage of Cotton Club’s vessels, the acquisition of any such permits, licenses, etc., and the costs associated therewith will be the sole responsibility of Cotton Club. Yacht Club covenants to cooperate with Cotton Club in obtaining any such permits, etc.

13. ALTERATIONS OR IMPROVEMENTS:

Yacht Club grants unto Cotton Club and Cotton Club reserves the right to make from time to time, at Cotton Club’s sole expense, changes or alterations to the docking arrangement of the vessels located at the Yacht Club, including location of gangways which Cotton Club reasonably deems necessary for the efficient use of its vessel as a floating gaming casino. Should it be necessary to purchase additional dock barges, gangways, anchors, pilings, cables, fittings, etc., in order to properly dock Cotton Club’s vessel(s), such purchases will be made by Cotton Club, at Cotton Club’s sole expense. Any such purchases will not be deducted from dockage fees, nor otherwise used as a set-off. Any and all dock barges, gangways, anchors, pilings, cables, fittings, etc., purchased by Cotton Club will immediately become the property of Yacht Club and Cotton Club agrees to execute any and all documents necessary to transfer title of same to Yacht Club.

Any such changes or alterations shall be made in accordance with the plans and specifications submitted to and approved in writing by Yacht Club in advance of the commencement of any such changes or alterations, which approval shall not be unreasonably withheld.

It is understood and agreed that Cotton Club shall not make any changes or alterations which would diminish the value of Yacht Club’s facilities, impair the usage of Yacht Club’s own vessels and facilities, weaken the existing structures or dockage facilities, reduce the insurability of any of the vessels located at the Yacht Club, including the Yacht Club itself, or in any other manner interfere with the use of the Yacht Club or any of the other vessels that are docked there by Yacht Club or its members and their guests.

Should reanchoring or rearrangement be necessary, Cotton Club agrees to reanchor the existing Yacht Club vessels in a workmanlike manner, such reattachment and reanchoring to be performed with reasonable care and the result of which shall be as similar as practical to the present attachment and anchoring. Cotton Club further agrees to indemnify and hold Yacht Club and any vessels owned by Yacht Club harmless from any accident arising due to any defect in the location or method or material of the attachment and/or any defects in the dockage equipment, and further agrees to indemnify and hold Yacht Club harmless from any damage that might be caused to Yacht Club vessels or to any of the property of the members of Yacht Club as a result of the Cotton Club vessels being defectively docked there, or as a result of any negligence and/or defect in the method by which any of the vessels are attached or reattached by Cotton Club. In addition, Cotton Club shall be solely responsible for making such periodic adjustments to the agreement shall provide that such policy shall not be cancelled without thirty (30) days written notice to the Yacht Club.

If Cotton Club fails to continuously provide such insurance, Yacht Club may obtain such insurance and Cotton Club will reimburse Yacht Club for the cost thereof within ten days after Yacht Club’s written demand for reimbursement.

15.  INSOLVENCY OR BANKRUPTCY:

In the event of the insolvency or bankruptcy of Cotton Club or the filing of any Petition under the Bankruptcy Act, voluntarily or involuntarily, and if such bankruptcy is not dismissed within ninety (90) days of the filing of such petition, or in the event of a general assignment for the benefit of creditors, then Yacht Club shall have the right and privilege to either (a) immediately terminate this Agreement by thirty (30) days written notice; or (b) re-enter and take possession of the dockage space and hold cotton Club liable for the difference, if any, between the dockage fees herein reserved for the unexpired portion of the existing term and any amount of dockage fees from a third party which Yacht Club is able to procure for the unexpired portion of the term, such monthly difference being a separate cause of action, nor shall Yacht Club be liable to Cotton Club for any larger amount of which Yacht Club is able to procure. Provided, that nothing herein shall obligate Yacht Club to enter into any agreement with any third party for the subject dockage space or any portion thereof for said unexpired portion of the term.

16. DELIVERY AT END OF DOCKAGE AGREEMENT:

Cotton Club agrees to deliver to Yacht Club, or Yacht Club’s agents or assigns, the dockage space at the end of this Agreement, cleared of all persons and property, in the same good order and condition as the same were received by Cotton Club, ordinary wear and tear, and damage by fire or other casualty covered by insurance excepted, and, if requested by Yacht Club, to reposition Yacht Club’s facilities to their original-position occupied prior to inception of this Agreement, insofar as same is reasonable and practicable, at Cotton Club’s sole expense. No demand or notice of such delivery shall be necessary.

17. RIGHT OF ENTRY:

Yacht Club reserves the right during the term of this dockage agreement to enter upon and into any vessel placed at the dockage space at reasonable hours to inspect the same, but has no obligation to make an inspection of said vessel.

18. NUMBER OF VESSELS:

This Agreement entitles Cotton Club to dock no more than one (1) casino vessel at the Yacht Club. However, Cotton Club shall be permitted to furnish and position one or more additional vessels to be owned by Yacht Club across the front of Cotton Club’s and Yacht Club’s vessels for use in boarding those vessels.

19. DEFAULT OF DOCKAGE FEES, ETC.

All covenants and agreements herein made and obligations assumed are to be construed also as conditions, and these presents or upon the express condition that if Cotton Club shall fail to pay, when due, any one of the aforesaid annual dockage payments, or any other money due or payable hereunder, and the said failure to pay shall continue for twenty (20) days after the mailing of written notice by certified or registered mail to Cotton Club by Yacht Club of such failure to pay, or should Cotton Club fail to perform or observe any of the other covenants, agreements or obligations herein made or assumed by Cotton Club, and such failure shall continue for thirty (30) days after the mailing of written notice by certified or registered mail to Cotton Club by Yacht Club of such default, then, and thenceforth, in any said events, this Agreement may be terminated at the option of the Yacht Club of written notice to Cotton Club and Yacht Club may immediately retake possession of the dockage space by removing any vessel or vessels occupying same and hold any such vessels until amounts in default have been paid, failing which payment Yacht Club may exercise its maritime lien against any such vessels for dockage charges. In addition, Yacht Club shall thereafter be entitled to recover of Cotton Club the difference, if any, between all sums due to it under this Agreement and any amount of dockage charges from a third party which Yacht Club is able to procure during the unexpired portion of the term, such difference being a separate cause of action, nor shall Yacht Club be liable to Cotton Club for any larger amount of which Yacht Club is able to procure. Provided, that nothing herein shall obligate Yacht Club to bargain or sell the dockage space or any portion thereof for said unexpired portion of the term hereof.

20. RIGHT TO TERMINATE NOT EXCLUSIVE:

In addition to Cotton Club’s right to terminate this Agreement as provided in Section 3 above, each party shall have the right to terminate this Agreement, together with all rights and duties hereunder, in the event of the other’s default of any material terms or provisions herein. This right to terminate is in addition to and not in exhaustion of such other rights that either party has or causes of action, either under state, federal or maritime law, that may accrue because of a party’s failure to fulfill, perform or observe the obligations, agreements or covenants of this agreement, and the exercise or pursuit by either party of any of the rights or causes of action accruing hereunder shall not be in exhaustion of such other rights or causes that such party might otherwise have.

21. ASSIGNMENT:

Cotton Club shall have the right to assign the dockage space or any and all other rights under this Agreement to an entity in which it has a financial interest, but not otherwise without the written approval of Yacht Club, which approval shall not be unreasonably withheld. No such assignment shall relieve Cotton Club of any of its obligations under this Agreement.

22. SINKING OF DOCKED VESSEL:

Should any vessel docked by Cotton Club at the Yacht Club sink then Cotton Club will have the obligation of raising the vessel at Cotton Club’s expense should Yacht Club so decide. Such obligation to raise the sunken vessel would be independent of and in addition to any obligation imposed by the United States Corps of Engineers or the United States Coast Guard regarding wreck removal.

23. WAIVER OF BREACH:

It is hereby covenanted and agreed that no waiver of a breach of any of the covenants of this Agreement shall be construed to be a waiver of any succeeding breach of the same or any other covenants.

24. ATTORNEY’S FEES:

Cotton Club covenants to pay all costs of collection, including reasonable attorney’s fees, if all or any part of the dockage fees provided for herein are collected after maturity and after expiration of the grace period provided for with respect to forfeiture in Section 19 with the aid of an attorney. Also either Yacht Club or Cotton Club shall pay reasonable attorney’s fees to the other party’s attorney in the events it becomes necessary for the non-defaulting party to employ an attorney to force the defaulting party to comply with any of the covenants, obligations, or conditions imposed by this Agreement.

If a final court decision is to the effect that the party charged is not in violation or default, such party shall not be required to pay attorney’s fees incurred by the charging party.

25. UTILITIES:

Cotton Club agrees that at its sole expense it will take such actions as are necessary to provide any vessel docked at the Yacht Club by Cotton Club with sewerage and utility services and will be solely responsible for the timely payment of all electric, gas, telephone or other utility services provided to any vessel docked by it at the Yacht Club.

26. HOLDING OVER:

It is mutually understood and agreed that in the event Cotton Club should hold over after the termination of this Agreement, either by expiration of the term herein stated or otherwise, such holding over shall not be construed as a holding over from month to month, year to year, or term of years, or for a periodic term of any kind, but such holding over shall be from day to day and solely at the will of Yacht Club.

27. REPAIRS:

Cotton Club shall be solely responsible for any and all repairs or maintenance on its vessel(s) docked at the Yacht Club provided the need for such repairs does not arise out of Yacht Club’s negligence. Additionally, Cotton Club shall be solely responsible for any repairs or maintenance required on the gangways, anchors, deadmen, cables, chains, spuds, or additional docked barges needed for the safe dockage of any Cotton Club vessel, and Cotton Club shall assume full responsibility for the safe and continued flotation of any such vessel, excluding however repairs and/or flotation deficiencies arising out of Yacht Club’s negligence. Cotton Club shall also be responsible for providing good and strong cable reasonably sufficient to withstand wind, wake and waves, the rise and falls of the water levels of Lake Ferguson, and reasonably sufficient to keep its vessel safely docked at the Yacht Club. Cotton Club shall be solely responsible for the mooring cable and anchor adjustments necessary for it to move or relocate the existing Yacht Club vessel, or other vessels at the Yacht Club facility, or for it to relocate any such vessels, including its own, or any such attached piers.

28. NOTICES:

All notices to be given to either party shall be by certified mail or registered mail, return receipt requested, whether or not specifically stated herein. All notices to be given to Yacht Club shall be addressed to it at P.O. Box 417, Greenville, Mississippi, 38701, or to such other address as shall hereafter be directed in writing by Yacht Club to Cotton Club. A copy of any such notice to Yacht Club shall be mailed simultaneously to its attorney, as follows: C.W. Walker, III, Lake, Tindall, Hunger & Thackston, P.O. Box 918, Greenville, MS 38702-0918. All notices herein provided to be given to Cottons Club shall be addressed to it at P.O. Box 914, Mobile, Alabama 36601, or to such other address as shall hereafter be directed in writing by Cotton Club to Yacht Club. A copy of any such notice to Cotton Club shall be mailed simultaneously to its attorneys, as follows:

Fred C. DeLong, Jr. or Roy D. Campbell, III, Campbell, DeLong, Hagwood & Wade, P. O. Box 1856, Greenville, Mississippi 38702-1856. The time any such notice shall begin to run is the date of the mailing of such notice.

29. APPLICABLE LAW:

The terms of this Agreement are to be construed under the maritime laws of the United States, to the extent applicable, if any, and/or under the laws of the State of Mississippi.

30. FOR CONVENIENCE ONLY:

Captions of the several articles contained in this Agreement are for convenience only.

31. COMPLIANCE WITH COAST GUARD REGULATIONS:

Cotton Club shall be solely responsible for such lighting and/or marking of any of its vessels, and any anchorage or mooring cables affixed thereto as are required by the U.S. Coast Guard regulations or any and all other applicable law. Additionally, Cotton Club shall be solely responsible for the securing of any and all Coast Guard permits required for the operation of the demised premises by Cotton Club in the fashion anticipated.

32. INGRESS AND EGRESS:

Cotton Club shall be solely responsible for the installation, maintenance and repair of any walkways or gangways used to board Cotton Club’s vessel or vessels. Cotton Club shall be obligated to keep any such walkways and/or gangways free of ice or any other obstructions which might impair ingress and egress and will be required to maintain adequate lighting in said areas. Yacht Club shall cooperate with Cotton Club in allowing it to provide safe and convenient ingress and egress to its vessel to accommodate the expected heavy flow of patrons and guests to its vessel, as set forth in Section 10(B)(4) above.

The parties’ rights and obligations respecting common areas used by their patrons, invitees, guests, agents and employees, such as the gangway and/or access barge which they contemplate using jointly for boarding, shall be to enjoy equal access to and across such areas, with Cotton Club alone to be responsible for maintaining those areas and for furnishing any equipment needed for such common areas.

33. SECURITY:

Cotton Club shall be responsible for providing security to guard against unwanted persons boarding its own vessels, and shall also be responsible for providing security to guard against its own patrons entering vessels owned by Yacht Club or its members.

34. RELATION OF THE PARTIES:

This Agreement shall in no way be construed or interpreted as creating a partnership, joint venture, or any legal relationship between Yacht Club and Cotton Club other than that of a dockage relationship. Nor shall this Agreement be construed or interpreted as a lease or sub-lease; it is strictly an agreement for certain dockage rights and responsibilities.

35. AGREEMENT MAY BE EXECUTED IN MULTIPLE COUNTERPARTS:

The parties agree that the foregoing Agreement may be executed in counterparts, that facsimile signatures (whether by fax or otherwise) will be considered as valid as pen-and-ink signatures, and that when counterparts have been executed by all parties, the Agreement shall be binding in accordance with its terms.

IN WITNESS WHEREOF, the parties hereto have executed this Dockage Agreement on the date first above written and hereby attest that they have read the foregoing and that it is their true and complete agreement.

GREENVILLE YACHT CLUB

	By:	/s/ [ILLEGIBLE]
Commodore

ATTEST:

/s/ [ILLEGIBLE]
Secretary

COTTON CLUB OF GREENVILLE, INC.

	By:	/s/ Matthew B. Walker
Matthew B. Walker, President

STATE OF MISSISSIPPI

COUNTY OF WASHINGTON

PERSONALLY APPEARED BEFORE ME, the undersigned authority in and for the county and state aforesaid, the within named [ILLEGIBLE] and [ILLEGIBLE], respectively the Commodore and Secretary of the GREENVILLE YACHT CLUB, a Mississippi corporation, who acknowledged that as such officers and for and on behalf of said corporation as its act and deed they signed and delivered the above and foregoing Dockage Agreement on the day and year therein mentioned for the purposes therein stated, after first being authorized so to do.

GIVEN UNDER MY HAND AND OFFICIAL SEAL, this the 29th day of Dec., 1992.

/s/ [ILLEGIBLE]
Notary Public
My Commission Expires:
12/5/95

STATE OF MISSISSIPPI

COUNTY OF WASHINGTON

PERSONALLY APPEARED BEFORE ME, the undersigned authority in and for the county and state aforesaid, the within named Matthew B. Walker, President of COTTON CLUB OF GREENVILLE, INC., a Mississippi corporation, who acknowledged that as such officer and for and on behalf of said corporation as its act and deed he signed and delivered the above and foregoing Dockage Agreement on the day and year therein mentioned for the purposes therein stated, after first being authorized so to do.

GIVEN UNDER MY HAND AND OFFICIAL SEAL, this the 29th day of Dec., 1992.

/s/ [ILLEGIBLE]
Notary Public
My Commission Expires:
12/5/95